                                                                    EXHIBIT 10.1

                            EXCHANGE AGENT AGREEMENT

                                                      July __, 1999

American Stock Transfer & Trust Company
40 Wall Street
New York, New York 10005

Ladies and Gentlemen:

        In connection with the merger (the "Merger") of Miami Acquisition Corp. a Florida corporation ("Acquisition") and wholly-owned subsidiary of Nathan's Famous, Inc. ("Nathan's"), with and into Miami Subs Corporation, a Florida corporation ("Miami Subs"), pursuant to the Agreement and Plan of Merger dated as of January 15, 1999, as amended (the "Merger Agreement"), a copy of which is annexed hereto, at the effective time of the Merger (the "Effective Time"), each outstanding share of common stock of Miami Subs will be converted into the right to receive a fraction of a share of Nathan's common stock having a value of $2.068, but no more than one share of Nathan's common stock for each two shares of Miami Subs, except that shares held by Nathan's or in the treasury of Miami Subs and shares with respect to which dissenters' rights are properly exercised will not be converted, (the "Shares"). In addition, one warrant to purchase one share of Nathan's common stock at an exercise price of $6.00 will be granted to a Miami Subs shareholder for each four shares of Nathan's common stock the shareholder is entitled to receive (the "Warrants"). You will be notified of the Effective Time by no later than the first business day following the Effective Time. Capitalized terms used herein and not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

        Miami Subs and Nathan's have delivered or will deliver to you (i) a copy of the letter of transmittal ("Letter of Transmittal") to be sent to holders of record of shares of Miami Subs common stock other than Dissenting Shares ("Miami Subs Shareholders"), (ii) copies of all other documents or materials, if any, to be forwarded to Miami Subs Shareholders, (iii) a certified copy of resolutions adopted by the Board of Directors of each of Miami Subs and Nathan's authorizing the Merger, the appointment of an exchange agent and execution of an exchange agent agreement, (iv) a list showing the names and addresses of all Miami Subs Shareholders as of the Effective Time and the number of shares of Miami Subs common stock held by each Miami Subs Shareholder as of the Effective Time, (v) a list of Dissenting Shares and (vi) a list of certificates (including certificate numbers) representing shares of Miami Subs common stock that have been or are, as such date, lost, stolen, destroyed or replaced or restricted as to transfer (noting the text of the restrictive legends applicable thereto) or with respect to which a stop transfer order has been noted (such lists being herein referred to as the "Lists").

        As soon as practicable after the Effective Time, the Exchange Agent (as defined below) will mail to each Miami Subs Shareholder (a) a notice advising such holder of the effectiveness of the Merger and the applicable terms of the exchange effected thereby, (b) a Letter of Transmittal with instructions, (c) a self-addressed return envelope, (d) tax certification guidelines, and (e) any other material deemed appropriate by Nathan's and Miami Subs.

        This will confirm the appointment by Nathan's, Acquisition and Miami Subs of American Stock Transfer & Trust Company as the exchange agent ("Exchange Agent") as provided in the Merger Agreement and, in that capacity, the authorization of the Exchange Agent to act as agent for the Miami Subs Shareholders for the purpose of receiving from Nathan's the Shares and the Warrants to be issued in exchange for shares of Miami Subs common stock and cash to be paid in lieu of fractional Shares and transmitting the same to the Miami Subs Shareholders upon satisfaction of the conditions set forth herein. Your duties, liabilities and rights as Exchange Agent are as set forth herein and will be governed, in addition, by the applicable terms and conditions of the Merger Agreement.

         In carrying out your duties as Exchange Agent, you are to act in accordance with the following:

         1. Examination of Letters of Transmittal. You are to examine Letters of Transmittal, certificates representing shares of Miami Subs common stock and other documents delivered or mailed to you by or for Miami Subs Shareholders to ascertain, to the extent reasonably determined by you, whether:

                  (a) the Letters of Transmittal appear to be duly executed and properly completed in accordance with the instructions set forth therein;

                  (b) the certificates for shares of Miami Subs common stock appear to be properly surrendered and, if applicable, endorsed for transfer;

                  (c) the other documents, if any, used in the exchange appear to be duly executed and properly completed and in the proper form; and

                  (d) the certificates for shares of Miami Subs common stock are free of restrictions on transfer or stop orders, except as set forth on the Lists.

         In the event you ascertain that any Letter of Transmittal or other document has been improperly completed or executed, that any of the certificates for shares of Miami Subs common stock are not in proper form or some other irregularity exists, you shall attempt to resolve promptly the irregularity and may use your best efforts to contact the appropriate Miami Subs Shareholder by whatever means of communication you deem most expedient to correct the irregularity and, upon consultation with Nathan's, shall endeavor to take such other reasonable action as may be necessary to cause such irregularity to be corrected, and the determination of any questions referred to Nathan's or its counsel by you as to the validity, form and eligibility, as well as the proper completion or execution of the Letters of Transmittal and other documents, shall be final and binding, and you may rely thereon as provided in Section 12(a) hereof. Any costs of contacting Miami Subs Shareholders for the purposes of correcting irregularities shall be incurred for the account of Nathan's.

         2. Exchange of Shares. (a) As soon as practicable after the Effective Time and after surrender to you of the certificates for shares of Miami Subs common stock registered to a particular record holder or holders (and only after surrender of all such certificates) and the return of a properly completed and signed Letter of Transmittal relating thereto, you shall cause to be issued and distributed to the holder(s) in whose name such certificates were registered (or such other person as shall have been specified pursuant to the terms hereof) (i) the whole number of Shares of Nathan's common stock issuable pursuant to the Merger Agreement, registered in the name of such holder(s), (ii) cash to be paid in lieu of the issuance of any fractional Shares and (iii) the whole number of Warrants issuable pursuant to the Merger Agreement, registered in the name of such holder(s). Prior to the Effective Time, Nathan's shall provide you the amount of cash sufficient to make all payments of cash in lieu of fractional Shares (the "Cash Amount").

                  (b) Until so surrendered, each certificate as to which a Letter of Transmittal was received which immediately prior to the Effective Time represented outstanding shares of Miami Subs common stock shall, at and after the Effective Time, entitle the holder(s) thereof only to receive, upon surrender of it and all other identically registered certificates, the certificates representing Shares and Warrants and the Cash Amount contemplated by paragraph (a) above.

                  (c) If any certificates representing Shares or Warrants are to be issued in, or a Cash Amount is to be paid to, a name other than that in which the certificate for shares of Miami Subs common stock is registered, it shall be a condition of the issuance or payment thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to you any transfer or other taxes required, or shall establish to your satisfaction that such tax has been paid or is not payable.

                  (d) Certificates to be delivered by mail shall be forwarded by first class mail under the Exchange Agent's blanket surety bond, which Nathan's and Miami Subs understand protects Nathan's, Miami Subs, Acquisition and the Exchange Agent from loss or liability arising by virtue of the non-receipt or non-delivery of such certificates. It is understood that the market value of the securities in any one shipment sent by first class mail under this procedure will not be in excess of $250,000. In the event the market value shall exceed $250,000, the envelope shall be mailed by registered mail and shall be insured separately for the replacement value of its contents at the time of mailing.

        3. Lost Stolen or Destroyed Certificates. In the event that any Miami Subs Shareholder claims that any certificates representing shares of Miami Subs common stock is lost, stolen or destroyed, the Exchange Agent shall mail to such Miami Subs Shareholder an affidavit of loss and an indemnity bond. The Exchange Agent shall make the distribution of certificates representing Shares and Warrants and the Cash Amount only upon receipt of a properly completed affidavit of loss and indemnity bond.

        4. Reports. The Exchange Agent shall furnish, until otherwise notified, monthly, or more frequently if requested by Nathan's or Miami Subs, reports to Nathan's showing:

                  (a) the number of shares of Miami Subs common stock surrendered and number of full Shares and Warrants issued in exchange therefor (previous, herewith and total); and

                  (b) cash paid as part of the Cash Amount (previous, herewith and total).

        5. IRS Filings. You shall arrange to comply with all requirements under the tax laws of the United States, including those relating to missing tax identification numbers, and shall file any appropriate reports with the Internal Revenue Service ("IRS") (e.g., 1099, 1099B, etc.). You may be required to deduct 31% from the Shares, Warrants and Cash Amount payable to holders who have not supplied their correct taxpayer identification number or required certification. To the extent that the Cash Amount is insufficient to pay such 31% you shall sell Shares and/or Warrants sufficient to pay such amount and remit the balance to any affected Miami Subs Shareholder. Such funds will be turned over to the IRS by you.

        6. Restricted Certificates of Miami Subs Common Stock. As set forth above, Miami Subs will deliver to you the Lists which will set forth, among other things, certificates representing shares of Miami Subs common stock that have been or are, as of the date of such Lists, restricted as to transfer (noting the text of the restrictive legends applicable thereto). Miami Subs understands that the Lists will also set forth a legend or legends to be placed on certificates representing Shares and Warrants to be issued in exchange for such certificates, if any, and you shall place such legends on such certificates as directed in the Lists. In the event a certificate bearing a restrictive legend that is not included in the Lists is presented, you are instructed to delay issuance of a certificate representing Shares and Warrants with respect thereto pending instructions from Nathan's and Miami Subs.

        7. Restricted Warrant Certificates. Each of the persons listed on Schedule A hereto may be deemed an "affiliate" of Miami Subs within the meaning of Rule 145 under the Securities Act of 1933, as amended, and applicable rules and regulations promulgated by the Securities and Exchange Commission.

        You are hereby authorized and instructed to place on the face of each of the certificates representing Shares and Warrants issued to each of the aforesaid persons in exchange for the shares of Miami Subs common stock held by them a legend reading in its entirety as follows:

In the case of Shares:

        "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES. THESE SHARES MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SHARES TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND SUCH STATE SECURITIES LAWS."

In the case of Warrants:

        "THE WARRANTS REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, APPLIES. THESE WARRANTS AND THE UNDERLYING SHARES MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH WARRANTS AND THE UNDERLYING SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE WARRANTS TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND SUCH STATE SECURITIES LAWS."

        8. Copies of Documents. You shall take such action at Nathan's expense as may from time to time be reasonably requested by Acquisition to furnish copies of the Letter of Transmittal to persons designated by Nathan's.

        9. Receipt of Disposal. Letters of Transmittal and telegrams, telexes, facsimile transmissions and other materials submitted to you by Miami Subs Shareholders shall be preserved by you until delivered or otherwise disposed of in accordance with the instructions of Nathan's and Miami Subs at or prior to the termination hereof.

        10. Maintenance of Records. You will keep and maintain complete and accurate ledgers showing all Shares and Warrants exchanged by you and payments made by you. You are authorized to cooperate with and furnish information to any organization or its legal representatives designated from time to time by Miami Subs Shareholders in any manner reasonably requested by any of them in connection with the Merger and exchange pursuant thereto.

        11. Delivery of Surrendered Shares of Miami Subs Common Stock. All certificates for shares of Miami Subs Common Stock surrendered to you shall be retained by you and following exchange thereof shall be forwarded to Nathan's or elsewhere as directed by them.

        12. Exchange Agent's Duties and Obligations. As Exchange Agent, you:

                  (a) will have no duties or obligations other than those specifically set forth herein or in the Merger Agreement, or may subsequently be agreed to in writing by you, Nathan's, Acquisition and Miami Subs;

                  (b) will be regarded as making no representations or warranties and having no responsibilities regarding the validity, sufficiency, value or genuineness of any certificates for shares of Miami Subs common stock surrendered to you or the shares of Miami Subs common stock represented thereby; will not be required or requested to make any representations as to the validity or genuineness of any certificates for Shares or Warrants or right to purchase shares of Nathan's common stock represented by the Warrants; and will not be responsible in any manner whatsoever for the correctness of the statements made herein or in the Merger Agreement or in any document furnished to you by Nathan's, Acquisition and Miami Subs;

                  (c) will not be obligated to institute or defend any action, suit or legal proceeding in connection with the Merger, or your duties hereunder, or take any other action which might in your judgment involve, or result in, expense or liability to you, unless Nathan's, Acquisition or Miami Subs shall first furnish you an indemnity satisfactory to you;

                  (d) may rely on, and shall be protected in acting upon, any certificate, instrument, opinion, representation, notice, letter, telegram or other document delivered to you and believed by you to be genuine and to have been signed by the proper party or parties;

                  (e) may rely on, and shall be protected in acting upon, written or oral instructions given by any officer of, or any party authorized by, Nathan's, Acquisition or Miami Subs with respect to any matter relating to your actions as Exchange Agent;

                  (f) may consult with counsel satisfactory to you (including counsel for the Nathan's or Miami Subs), and the written advice or opinion of such counsel shall be full and complete authorization and protection in the respect of any action taken, suffered or omitted by you hereunder in good faith and in accordance with such advice or opinion of such counsel; and

                  (g) may retain an agent or agents of your choice to assist you in performing your duties and obligations hereunder, at your cost and without relieving you of any liability hereunder.

         13. Termination of Exchange Agent's Duties and Obligations. This agreement shall terminate upon demand by Nathan's, at which time all undistributed certificates representing Shares and Warrants and amounts deposited in respect of the Cash Amount shall be delivered by the Exchange Agent to Nathan's.

         14. Indemnification of Exchange Agent. Nathan's, Acquisition and Miami Subs hereby jointly and severally covenant and agree to reimburse, indemnify and hold you harmless from and against any and all claims, actions, judgments, damages, losses, liabilities, costs, transfer or other taxes, and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred or suffered by you, or to which you may become subject and not resulting from any negligence, bad faith or willful misconduct on your part, arising out of or incident to this Agreement or the administration of your duties hereunder, or arising out of or incident to your compliance with the instructions set forth herein or with any instructions delivered to you pursuant hereto, or as a result of defending yourself against any claim or liability resulting from your actions as Exchange Agent, including any claim against you by any tendering Miami Subs Shareholder, which covenant and agreement shall survive the termination hereof. You hereby represent that you will notify Nathan's, Acquisition and Miami Subs by letter, or facsimile confirmed by letter, of any receipt by you of a written assertion of a claim against you, or any action commenced against you, within five (5) business days after your receipt of written notice of such assertion or your having been served with the summons or other first legal process giving information as to the nature and basis of any such assertion. However, your failure to so notify Nathan's, Acquisition and Miami Subs shall not operate in any manner whatsoever to relieve them from any liability which they may have on account of this Section 14 if no prejudice occurs. At their election, Nathan's and Miami Subs may assume the conduct of your defense in any such action or claim at their sole cost and expense. In the event that Nathan's and Miami Subs elect to assume the defense of any such action or claim and confirm to you in writing that the indemnity provided for in this Section 14 applies to such action or claim, they shall not be liable for the fees and expenses of any counsel thereafter retained by you.

         15. Compensation and Expenses. For services rendered as Exchange Agent hereunder, your fees are approved as set forth in the schedule attached to this agreement.

         16. Modification. Except as otherwise provided in Section 12(a) hereof,
(i) the instructions contained herein may be modified or supplemented only by authorized representatives of each of Nathan's, Acquisition and Miami Subs, and
(ii) any inconsistency between this agreement and the Merger Agreement shall be resolved in favor of the Merger Agreement.

         17. Notices. Except as otherwise provided herein, no notice, instruction or other communication by one party shall be binding upon the other party unless hand delivered or sent by certified mail, return receipt requested, nationally recognized overnight courier service or by facsimile transmission electronically confirmed. Notice to you shall be sent or delivered to your above-noted address or such other addresses as you shall hereafter designate in writing in accordance herewith. Notice to Nathan's, Acquisition and Miami Subs shall be sent or delivered to:

                    If to Nathan's or Acquisition:

                              1400 Old Country Road
                              Westbury, New York 11590
                              Attention: Wayne Norbitz, President

                    with a copy to:

                              Blau, Kramer, Wactlar & Lieberman, P.C.
                              100 Jericho Quadrangle
                              Jericho, NY  11753
                              Attention: Nancy D. Lieberman, Esq.

                    If to Miami Subs:

                              6300 N.W. 31st Avenue
                              Fort Lauderdale, Florida 33309
                              Attention: Donald Perlyn, President

                    with a copy to:

                              Greenberg Traurig. P.A.
                              1221 Brickell Avenue
                              Miami, FL  33134
                              Attention:  Harold E. Berritt, Esq.

         18. Counterparts. This agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same agreement.

         19. Governing Law; Binding Upon Successors and Assigns. This agreement shall be construed and enforced in accordance with the laws of the State of New York, without regard to the principles thereof respecting conflicts of laws, and shall inure to the benefit of, and the obligations created hereby shall be binding upon, the successors and assigns of the parties hereto.

         Executed this __ th day of July, 1999.

                                     NATHAN'S FAMOUS, INC.

                                     By:    _________________________________
                                            Name:
                                            Title:


                                     MIAMI ACQUISITION CORP.

                                     By:    _________________________________
                                            Name:
                                            Title:

                                     MIAMI SUBS CORPORATION

                                     By:    _________________________________
                                            Name:
                                            Title:




Agreed To and Accepted:

AMERICAN STOCK TRANSFER AND TRUST COMPANY

By:    _________________________________
       Name:
       Title:

                                   Schedule A

Donald Perlyn
Jerry Woda
Frank Baran
Bruce R. Galloway
Peter Nasca
Joseph Zappala




                                      Fees

$7,500